Exhibit 4.1

Global Registration Rights Agreement, made on August 19, 2013 by and among Mobileye N.V., a limited liability company incorporated under the laws of the Netherlands and having its office address at Krooswijkhof 89, 1082 PB Amsterdam, the Netherlands (the “Company”), and the Investors identified on Schedule A hereto (the “Investors”).

Reference is made to (i) the Amended and Restated Primary Investment Agreement, dated October 8, 2007, between the Company and Goldman Sachs & Co., on behalf of its Principal Strategies Group, (ii) the Investment Agreement, dated December 3, 2007, between the Company and Goldman Sachs & Co., on behalf of its Principal Strategies Group (iii) the Investment Agreement, dated March 2, 2010, between the Company and the Investors (as defined therein) (the “March 2, 2010 Investment Agreement”), (iv) the Investment Agreement, dated January 4, 2011, between the Company and Psagot Provident Funds Ltd. acting on behalf of the investment funds listed in Schedule 1 thereto and (v) the Investment Agreement, dated January 31, 2011, between the Company and Catalyst Private Equity Partners (Israel) II, L.P. (the foregoing agreements collectively referred to as the “Prior Agreements”) pursuant to which the Investors who are currently shareholders of the Company (the “Existing Investors”) received certain demand and “piggyback” registration rights as set forth in the respective Appendix I – Registration Rights to the Prior Agreements (the “Existing Registration Rights”).

In order to facilitate the proposed issuance and sale by the Company and certain selling shareholders of the Company to the Investors who were not shareholders of the Company prior to the date hereof (the “New Investors”) of Shares F of the Company, the Existing Investors are willing to terminate their Existing Registration Rights and to enter into this Global Registration Rights Agreement.

The New Investors, as a condition to the closing of their several purchases of Shares F of the Company pursuant to their respective Secondary Shares Agreements and/or Primary Investment Agreement, each as identified on Schedule A hereto, require that the Company provide them with registration rights as set forth in this Global Registration Rights Agreement.

THEREFORE, IT IS AGREED AS FOLLOWS:

1.             Termination of Existing Registration Rights.  Simultaneously with the execution and delivery of this Agreement and the closing of the purchase of the Shares F of the Company by the New Investors (the “Shares F Closing”), the Existing Investors agree and consent to termination of their Existing Registration Rights.

2.             Definitions.  In this Agreement the following terms shall have the respective meanings attributed to them as set forth below:

“Articles of Association” shall mean the Articles of Association of the Company as amended and in effect from time to time.

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified at any time during the period for which determination of affiliation is being made.

“Board” shall mean the Supervisory Board of the Company.

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“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York City, New York, Tel-Aviv, Israel or Amsterdam, Netherlands.

“Claims” has the meaning given in Section 3.10(a).

“Common Stock” means all authorized Shares of the Company, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, or upon conversion of, such Shares pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Stock Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of Common Stock or other equity securities of the Company that are convertible into or exchangeable for shares of Common Stock (including, without limitation, any note or debt security that is convertible into or exchangeable for Common Stock or which is convertible into or exchangeable for other equity securities of the Company that are convertible into or exchangeable for shares of Common Stock).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article 3, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Common Stock is listed or quoted, (ii) fees and expenses of compliance with United States state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (viii) fees and expenses (other than selling commissions or underwriting discounts) payable to a Qualified Independent Underwriter, if any, (ix) any other fees and disbursements of underwriters, if any, customarily paid by issuers of securities and (x) expenses for securities law liability insurance and, if any, rating agency fees; provided, however, that notwithstanding the foregoing, Expenses shall expressly exclude Selling Expenses.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Goldman Sachs” means Goldman Sachs & Co., Goldman Sachs Investment Partners Holdings (Lux) Offshore S.A.R.L. Goldman Sachs MBEYE Investor, L.P. and ELQ Investors II Limited and each of their Affiliates.

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“Holder of Registrable Securities” as of any date (the “relevant date”) means any Investor holding of record (subject to the provisions of Section 5.3) Registrable Securities as of the relevant date.

“IPO” shall mean the first firm commitment underwritten public offering of securities of the Company pursuant to an effective registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Securities Act).

“Investment Agreements” means collectively the Prior Agreements together with the Primary Investment Agreement and the several Secondary Shares Agreements between the Company and the New Investors with respect to the New Investors’ several acquisitions of Shares F of the Company.

“Investors’ Counsel” shall mean one counsel for all the Holders of Registrable Securities participating in a registration hereunder, selected by a Majority of the Participating Holders.

“Majority Holders of Registrable Securities” as of any date means Holders of Registrable Securities holding a majority of the outstanding Registrable Securities held by the Holders of Registrable Securities as of such date.

“Majority of the Participating Holders” means, as applicable, (i) Participating Demand Holders, including Holders of Registrable Securities, participating in a registration pursuant to Section 3.1 hereunder who hold a majority of the Demand Shares that are included in such registration or (ii) Holders of Registrable Securities participating in a registration pursuant to Section 3.2 or 3.3 hereunder who hold a majority of the Registrable Securities that are held by Holders of Registrable Securities and that are included in such registration.

“Manager” means the lead managing underwriter with respect to any offering of securities hereunder.

“Non-U.S. Regulatory Agency” shall mean any securities commission or other regulatory authority with jurisdiction over any of the London Stock Exchange, the NYSE Euronext Exchange, the Tel Aviv Stock Exchange or stock exchange of any other jurisdiction or securities listed thereon or registered therewith.

“Non-U.S. Securities Laws” means the securities laws of any of the United Kingdom, the Netherlands, Israel or other non-U.S. jurisdictions, and the stock exchange rules of any of the London Stock Exchange, the NYSE Euronext Exchange, or stock exchange of any other jurisdiction or securities listed thereon or registered therewith, and the rules, regulations, instruments, orders and rulings issued thereunder or in relation thereto, as they may be in effect from time to time.

“Ordinary Shares” means the Ordinary Shares of the Company, with a nominal value of EUR 0.01 (one euro cent) each.

“Party” or “Parties” shall mean the Company and/or the Investors.

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“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity, including any successor (by merger or otherwise) of such entity.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means (i) any shares of Common Stock held by any Investor at any time (including those held as a result of the conversion or exercise of Common Stock Equivalents) and (ii) any shares of Common Stock issued or issuable, directly or indirectly in exchange for or with respect to the Common Stock referenced in clause (i) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act, and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold (other than in a privately negotiated sale) in compliance with the requirements of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto), or (C) with respect to any Holder of Registrable Securities who is not an affiliate (as such term is used in Rule 144) of the Company, such securities shall be eligible for sale under the provisions of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto), relating to the sale of shares by persons who are not “affiliates” (as such term is defined in Rule 144) of the Company, without any limitations on the volume of such sales and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“Rule 144” and “Rule 144A” have the meaning given in Section 5.2.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Section 3.4(a) Sale Number” has the meaning given in Section 3.4(a).

“Section 3.4(b) Sale Number” has the meaning given in Section 3.4(b).

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

“Shares” shall mean all authorized classes of shares of the Company, including Ordinary Shares, Shares A, Shares B, Shares C, Shares D, Shares E and Shares F, each such share with a nominal value of 0.01 EUR (one Euro cent).

“Shares A” means the Shares A of the Company, with a nominal value of EUR 0.01 (one euro cent) each.

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“Shares B” means the Shares B of the Company, with a nominal value of EUR 0.01 (one euro cent) each.

“Shares C” means the Shares C of the Company, with a nominal value of EUR 0.01 (one euro cent) each.

“Shares D” means the Shares D of the Company, with a nominal value of EUR 0.01 (one euro cent) each.

“Shares E” means the Shares E of the Company, with a nominal value of EUR 0.01 (one euro cent) each.

“Shares F” means the Shares F of the Company, with a nominal value of EUR 0.01 (one euro cent) each, including subclasses F1 and F2.

“Shelf Registration Statement” means a registration statement of the Company filed with the SEC on either (i) Form F-3 (or any successor form or other appropriate form under the Securities Act, including Form S-3) or (ii) if the Company is not permitted to file a registration statement on Form F-3 or Form S-3, an evergreen registration statement on Form F-1 (or any successor form or other appropriate form under the Securities Act, including Form S-1), in each case for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act covering all or any portion of the Registrable Securities, as applicable.

“Transfer” means any transfer, assignment, distribution or other disposition of any Registrable Securities by a Holder of Registrable Securities or its Affiliates.

The term “Investor” as used herein shall include any Affiliate of an Investor to whom such Investor’s rights and/or obligations under this Agreement are validly transferred in accordance with the terms of this Agreement, or any Person to whom Registrable Securities are validly Transferred by such Investor in accordance with the terms of the relevant Investment Agreements.

3.           Registration Rights.

3.1.       Special Demand Rights.

(a)         If at any time after December 31, 2015, the Company has not completed its IPO, Goldman Sachs and/or New Investors representing not less than 5% of the outstanding Shares of the Company have a one-time right to demand that the Company solicit from all shareholders interest in the participation in an IPO (the “Pre-IPO Demand”).

(b)         Not later than 30 days after receipt of the Pre-IPO Demand, the Company shall send a notice to all shareholders in accordance with its customary practice to solicit their interest in participating in an IPO by the Company and require that shareholders interested in participating respond within 15 days thereafter. If holders of at least 40% of the total outstanding Shares indicate willingness to participate in the IPO (the “IPO Demand”), the Company shall, as expeditiously as possible, but subject to Section 3.1(c), Section 3.4(a) and

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Section 3.7, use commercially reasonable efforts to effect the registration under the Securities Act of the number of shares of Common Stock (the “IPO Demand Shares”) that the Company has been requested to register by shareholders (the “Participating IPO Demand Holders”), including Holders of Registrable Securities, in connection with the IPO Demand in accordance with this Agreement (the “IPO Demand Registration”). In connection with this IPO Demand Registration, the Company shall have the right to determine the proposed method of distribution and the Manager and other underwriters and/or placement agents retained to effect the offering pursuant to the IPO Demand Registration; provided that the Manager and other underwriters and/or placement agents shall be reasonably acceptable to the Participating IPO Demand Holders.

(c)         At any time after expiration of the Lock-up Period, Goldman Sachs shall have the right to make a written request to the Company to effect a registration of some or all of the Registrable Securities held by it (the “Post-IPO Demand” and together with the Pre-IPO Demand, a “Demand”). Upon receipt of such request, the Company shall promptly deliver notice of such request to all other Holders of Registrable Securities who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration (the “Post-IPO Demand Registration” and together with the IPO Demand Registration, a “Demand Registration”). The Company shall, as expeditiously as possible, but subject to Section 3.1(d), Section 3.4(a) and Section 3.7, use commercially reasonable efforts to effect within ninety (90) days of such request the registration of all Registrable Securities whose holders request participation in such registration (the “Post-IPO Demand Shares” and together with the IPO Demand Shares, the “Demand Shares”) under the Securities Act (the “Participating Post-IPO Demand Holders” and together with the Participating IPO Demand Holders, the “Participating Demand Holders”); provided, however, that, except as set forth below, the Company shall not be required to effect registration pursuant to a request under this Section 3.1(c) more than two (2) times. In connection with this Post-IPO Demand Registration, the Participating Post-IPO Demand Holders holding a majority of the Post-IPO Demand Shares shall have the right to determine the proposed method of distribution and the Manager and other underwriters and/or placement agents retained to effect the offering pursuant to the Post-IPO Demand Registration; provided that the Manager and other underwriters and/or placement agents shall be reasonably acceptable to the Company.

(d)         If the Board, in its good faith judgment, determines that any registration of Shares pursuant to this Section 3.1 should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction or event involving the Company or any of its subsidiaries (a “Valid Business Reason”), (x) the Company may postpone filing a registration statement for the Demand Registration until ten Business Days after such Valid Business Reason no longer exists, but in no event for more than 45 days after the date the Board determines a Valid Business Reason exists and (y) if the Valid Business Reason has not resulted from delinquencies or defaults by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until ten Business Days after such Valid Business Reason no longer exists, but in no event for more than 45 days after the date the Board determines a Valid Business Reason exists (such period of postponement or withdrawal, the “Postponement Period”); and the Company shall give written notice of its determination to postpone or withdraw such registration statement

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and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall thereafter promptly restart such process and shall not be permitted to postpone or withdraw a registration statement after the expiration of any Postponement Period until twelve (12) months after the expiration of such Postponement Period without the prior written approval of the Majority of the Participating Demand Holders.

3.2.       Shelf Registration.

(a)         At or after the first anniversary of the closing of the IPO, Goldman Sachs or New Investors holding collectively not less than 10 percent of the Registrable Securities then outstanding (such Holders, the “Initiating Holder”) may make a written request (a “Shelf Notice”) to the Company to file a Shelf Registration Statement, which Shelf Notice shall specify whether such registration shall be a long-form registration on Form F-1 (a “Long-Form Registration”) or, if the Company qualifies, a short form registration on Form F-3 (a “Short-Form Registration”), the aggregate amount of Registrable Securities of the Initiating Holder to be registered therein and the intended methods of distribution thereof. Following the delivery of a Shelf Notice, the Company (x) shall file promptly (and, in any event, within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Shelf Notice) with the SEC such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Company qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities requested for inclusion therein by the Initiating Holder and, to the extent requested under Section 3.2(c), the other Holders of Registrable Securities from time to time in accordance with the methods of distribution elected by such Holders of Registrable Securities (to the extent permitted in this Section 3.2) and set forth in the Shelf Registration Statement (provided, however, that if a Shelf Notice is delivered prior to the first anniversary of the closing of the IPO, the Company shall not be obligated to file (but shall be obligated to begin to prepare) such Shelf Registration Statement prior thereto) and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement promptly to be declared effective under the Securities Act (including upon the filing thereof if the Company then qualifies to file an automatic Shelf Registration Statement).

(b)         The Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 3.2(a) continuously effective under the Securities Act in order to permit the prospectus (including all amendments and supplement thereto) forming a part thereof to be usable by Shelf Holders until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), (ii) the date as of which each of the Shelf Holders that is not an affiliate (as such term is used in Rule 144) of the Company is permitted to sell all of its Registrable Securities without Registration pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) such shorter period as the Shelf Holders with respect to such Shelf Registration shall agree in writing (such period of effectiveness, the “Shelf Period”). Subject to Section 3.2(d), the Company shall not be deemed to have used its reasonable

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best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Shelf Holders not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 3.2(d) or (y) required by applicable law, rule or regulation.

(c)         Promptly upon delivery of any Shelf Notice pursuant to Section 3.2(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice of such Shelf Notice to the other Investors, and such other Investors shall have five (5) Business Days to deliver a written response to the Company requesting inclusion in such Shelf Registration, setting forth the Registrable Securities the Investor wants included in the Shelf Registration Statement (each such request, a “Shelf Participation Election”). The Company shall include in such Shelf Registration all such Registrable Securities of each Investor who delivers a Shelf Participation Election to the Company in accordance with this Section 3.2(c) (each such other Investor, together with the Initiating Holder, a “Shelf Holder”). If the Company is permitted by applicable law, rule or regulation to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder of Registrable Securities may request the inclusion of such holder’s Registrable Securities in such Shelf Registration Statement at any time or from time to time after the filing of a Shelf Registration Statement, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such holder shall be deemed a Shelf Holder; provided, however, that any such addition shall be delayed to the extent it would impact a then in-process or contemplated (after notice to the Company) offering of Registrable Securities hereunder.

(d)         If the Board, in its good faith judgment, determines that there is a Valid Business Reason not to continue to use a Shelf Registration Statement filed pursuant to Section 3.2(a), then (x) the Company may suspend use of the Shelf Registration until 10 Business Days after such Valid Business Reason no longer exists (a “Shelf Suspension”), but in no event for more than 45 days after the date the Board determines a Valid Business Reason exists and (y) if the Valid Business Reason has not resulted from delinquencies or defaults by the Company, the Company may cause such Shelf Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement for the Postponement Period and the Company shall give written notice of its determination to postpone or withdraw such registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall thereafter promptly restart such process and provided further, that the Company shall not be permitted to postpone or withdraw a Shelf Registration Statement after the expiration of any Postponement Period until twelve (12) months after the expiration of such Postponement Period without the prior written approval of the Majority of the Participating Holders. The Company shall promptly notify the Shelf Holders upon the termination of any Shelf Suspension, amend or supplement the prospectus and any free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact and furnish to the Shelf Holders such numbers of copies of the prospectus and any free writing prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the

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applicable registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Shelf Holder.

(e)         Shelf Take-Downs.

(i)         Other than sales from time to time by a Shelf Holder of its Registrable Securities into the public markets pursuant to the Shelf Registration Statement, an offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may, be initiated at any time by the Investors holding at least 20 percent of the Shares held by Goldman Sachs and the New Investors (such Investors, the “Initiating Shelf Take-Down Holders”). Each such Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder.

(ii)         If such Initiating Shelf Take-Down Holders elects by written request to the Company, a Shelf Take-Down shall be in the form of an underwritten offering (an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. Such Initiating Shelf Take-Down Holders shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and those Shelf Holders who are permitted to, and propose to, sell Registrable Securities pursuant to such Shelf Take-Down. The provisions of Section 3.4(a) shall apply to any underwritten offering pursuant to this Section 3.2(e), notwithstanding that Section 3.4(a) refers only to Demand Registrations.

3.3.       Piggyback Registrations.

(a)         If, at any time following an IPO, the Company proposes or is required (including pursuant to a Post-IPO Demand) to register any of its equity securities under the Securities Act (other than pursuant to registrations on Form F-4, Form S-4 or Form S-8 or any similar successor forms thereto, or any other form for a similar limited purpose), the Company shall give prompt written notice (in any event within five Business Days after receipt of notice of any exercise of demand registration rights by any Person) of its intention to do so to the Holders of Registrable Securities at the time of the proposed registration. Upon the written request of any Holder of Registrable Securities, made within 20 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by the relevant Holder of Registrable Securities), the Company shall, subject to Sections 3.3(c), 3.4(b) and 3.7 hereof, use commercially reasonable efforts to cause all such Registrable Securities, in respect of which any Holder of Registrable Securities so requested the registration, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by such Holder of Registrable Securities (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto pursuant to Form 6-K (or equivalent form then in effect). There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the

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Company is obligated to effect; provided, however, that, subject to Section 3.4, the minimum number of Registrable Securities that any Holder of Registrable Securities shall be entitled to include in any registration hereunder shall be the lesser of (i) 27,000 shares of Common Stock and (ii) the number of shares of Common Stock then held by such Holder of Registrable Securities (in each case, subject to adjustment for any stock split, reverse stock split, stock dividend, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares or other similar transaction (each of the foregoing a “Capital Reorganization”) after the date hereof).

(b)         The Company, subject to Sections 3.4 and 3.7, may elect to include in any registration statement and offering pursuant to the Demand Registration authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares; provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Holders of Registrable Securities and the Participating Demand Holders who are not Holders of Registrable Securities, if any.

(c)         If, at any time after giving written notice of its intention to register any equity securities pursuant to Section 3.3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to the Holders of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(d)         A Holder of Registrable Securities shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 3.3 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of (A) the filing of the registration statement, (B) the execution of the underwriting agreement and (C) the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the relevant Holder of Registrable Securities shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

3.4.       Allocation of Securities Included in Registration Statement.

(a)         If the Demand Registration made pursuant to Section 3.1 involves an underwritten offering and the Manager of such offering shall advise the Company that, in its view, the number of Demand Shares exceeds the largest number (the “Section 3.4(a) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company and a Majority of the Participating Holders:

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(i)	First, equity securities that the Company proposes to register for its own account will be withdrawn from participation until the Section 3.4(a) Sale Number is reached; and

(ii)	If after withdrawing all equity securities that the Company had proposed to register for its own account, the Section 3.4(a) Sale Number is still not reached, the Demand Shares shall be allocated on a pro rata basis up to the Section 3.4(a) Sale Number among the Participating Demand Holders based on the ratio that the number of Shares originally requested to be included by a Participating Demand Holder bears to all the Demand Shares that were originally requested to be included in the Demand Registration.

(b)         If any registration made pursuant to Section 3.3 (other than a Demand Registration) involves an underwritten primary offering on behalf of the Company after the date hereof and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 3.4(b) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(i)	first, all equity securities that the Company proposes to register for its own account or for the account of any third party to whom demand registration rights are granted after the date of this Agreement in accordance with Section 5.4 hereof;

(ii)	second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 3.4(b) is less than the Section 3.4(b) Sale Number, the remaining securities to be included in such registration shall be allocated on a pro rata basis, up to the Section 3.4(b)Sale Number, among all Holders of Registrable Securities requesting that their Registrable Securities be included in such registration pursuant to Section 3.3, based on the aggregate number of Registrable Securities requested to be included in such registration pursuant to Section 3.3 by each Holder of Registrable Securities requesting inclusion of its Registrable Securities in such registration, in relation to the aggregate number of Registrable Securities requested to be included in such registration pursuant to Section 3.3 by all Holders of Registrable Securities requesting inclusion of their Registrable Securities in such registration.

(c)         If, as a result of the proration provisions set forth in clauses (a) or (b) of this Section 3.4, a Holder of Registrable Securities or a Participating Demand Holder, who is not a Holder of Registrable Securities, shall not be entitled to include all Demand Shares in the case of a registration pursuant to Section 3.1 or all Registrable Securities, in the case of a registration pursuant to Section 3.3 that such holder has requested be included in such registration, such holder may elect to withdraw its request to include Registrable Securities or Demand Shares, as applicable, in such registration or may reduce the number requested to be included (but not to a number less than the lesser of (i) 27,000 shares of Common Stock and (ii) the number of shares of Common Stock then held by such Holder of Registrable Securities (in each case, subject to adjustment for any Capital Reorganizations occurring after the date hereof)); provided, however,

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that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, the relevant Holder of Registrable Securities or Participating Demand Holder, who is not a Holder of Registrable Securities, shall no longer have any right to include Registrable Securities or Demand Shares, as applicable, in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities or Demand Shares, as applicable, so withdrawn or reduced.

3.5.       Registration Procedures.  If and whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

(a)         prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities or Demand Shares, as applicable, in accordance with the intended method of disposition thereof, which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the relevant Holders of Registrable Securities or sale of Demand Shares by the relevant Participating Demand Holders, as applicable, and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain effective; provided, however, that before filing a registration statement or prospectus, or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to the Investors’ Counsel, and to one counsel for the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel;

(b)         (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 180 days) as any Holder of Registrable Securities participating in the registration pursuant to such registration statement or any Participating Demand Holder, as applicable, shall reasonably request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities or Demand Shares, as applicable, covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) provide notice to the Holders of Registrable Securities participating in the relevant registration or the Participating Demand Holders, as applicable, and the Manager, if any, of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(c)         furnish, without charge, to all Holders of Registrable Securities participating in the registration or all Participating Demand Holders, as applicable, and each underwriter, if any, of the securities covered by such registration statement such number of copies of such

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registration statement, each amendment and supplement thereto (in each ease including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, each free writing prospectus utilized in connection therewith, in each case in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders of Registrable Securities participating in the registration or Demand Shares owned by the Participating Demand Holders, as applicable, (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by the Holders of Registrable Securities or Participating Demand Holders, as applicable, and the underwriters, if any, in connection with the offering and sale of the Registrable Securities or Demand Shares, as applicable, covered by such registration statement or prospectus);

(d)         promptly notify each Participating Demand Holder, if participating in a registration pursuant to Section 3.1 or each Holder of Registrable Securities, if participating in a registration pursuant to Section 3.3, covered by such registration statement, and each managing underwriter, if any (which notification to the Holders shall not contain any material non-public information about the Company or any other public company): (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each Holder of Registrable Securities participating in the registration or each Participating Demand Holder, as applicable, and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities or Demand Shares, as applicable, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading;

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(e)         comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(1)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 45 days, or 90 days if it is a fiscal year, after the end of such twelve-month period described hereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(f)         (i) cause all Registrable Securities or Demand Shares, as applicable, covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities or Demand Shares, as applicable, is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use commercially reasonable efforts to cause all Registrable Securities or Demand Shares, as applicable, to be listed on a national securities exchange and (iii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(g)         provide and cause to be maintained a transfer agent and registrar for all Registrable Securities or Demand Shares, as applicable, covered by such registration statement not later than the effective date of such registration statement;

(h)         enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities or Demand Shares, as applicable, (it being understood that the Holders of Registrable Securities (to the extent participating in a registration) or Participating Demand Holders, as applicable, shall be Parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders of Registrable Securities or Participating Demand Holders, as applicable, the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(i)         use its reasonable best efforts to (i) obtain an opinion from the Company’s counsel and a “cold comfort” letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and (ii) furnish to the Holders of Registrable Securities participating in the registration or Participating Demand Holders, as applicable, and to

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each underwriter, if any, a copy of such opinion and letter addressed to such Holders of Registrable Securities or Participating Demand Holders, as applicable or such underwriters;

(j)         deliver promptly to the Investors’ Counsel and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by the Investors’ Counsel and by each underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by the Investors’ Counsel, or by any other attorney, underwriter, accountant or other agent referred to above, in connection with such registration statement;

(k)         use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities or Demand Shares, as applicable, for sale in any jurisdiction, in each case, as promptly as practical;

(l)         provide a CUSIP number for all Registrable Securities or Demand Shares, as applicable, not later than the effective date of the registration statement;

(m)         use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and use other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities or Demand Shares, as applicable, in any underwritten offering;

(n)         promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing of any free writing prospectus, provide copies of such document to the Investors’ Counsel and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning any Holder of Registrable Securities participating in the registration or Participating Demand Holder, as applicable, prior to the filing thereof as the Investors’ Counsel or such underwriters may reasonably request;

(o)         furnish to each Holder of Registrable Securities participating in the registration or each Participating Demand Holder, as applicable, and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

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(p)         cooperate with the Holders of Registrable Securities participating in the registration or the Participating Demand Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of (to the extent the Registrable Securities or Demand Shares, as applicable, may, pursuant to the Articles of Association of the Company, be represented by certificates) certificates not bearing any restrictive legends representing the Registrable Securities or Demand Shares, as applicable, to be sold, and (if the Registrable Securities or Demand Shares, as applicable, are represented by certificates) cause such Registrable Securities or Demand Shares, as applicable, to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least three (3) Business Days prior to any sale of Registrable Securities or Demand Shares, as applicable, to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Holders of Registrable Securities participating in the registration or the Participating Demand Holders, as applicable, at least three (3) Business Days prior to any sale of Registrable Securities or Demand Shares, as applicable, and instruct any transfer agent and registrar of Registrable Securities or Demand Shares, as applicable, to release any stop transfer orders in respect thereof;

(q)         take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(r)         use commercially reasonable efforts to cause the Registrable Securities or Demand Shares, as applicable, covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders of Registrable Securities participating in the registration or the Participating Demand Holders, as applicable, or the underwriters, if any, to consummate the disposition of such Registrable Securities or Demand Shares, as applicable, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (r), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(s)         take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities or Demand Shares, as applicable;

(t)         take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 3.1 and 3.3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(u)         in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such

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amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

A registration shall not be counted as “effected” if (i) in the case of Sections 3.1 and 3.2 after effectiveness, the registration statement becomes subject to any stop order, injunction or other order of the SEC or other governmental agency prior to the sale of all Registrable Securities to be sold thereunder, or (ii) in the case of Section 3.1, the method of disposition is a firm underwritten public offering and, as a result of an exercise of the underwriters’ cutback provision in Section 3.4, less than seventy-five percent (75%) of the Registrable Securities requested to be included therein by the Participating Demand Holders have been sold pursuant thereto.

The Company will use commercially reasonable efforts to become a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) and to maintain such status.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders of Registrable Securities or Participating Demand Holders, as applicable, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders of Registrable Securities or Participating Demand Holders, as applicable) in order to ensure that the Holders of Registrable Securities or Participating Demand Holders, as applicable, may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

The Company may require as a condition precedent to the Company’s obligations under this Section 3.5 that the relevant Holders of Registrable Securities or Participating Demand Holders, as applicable, furnish the Company such information regarding such Holders of Registrable Securities or Participating Demand Holders, as applicable, and the distribution of their securities as the Company may from time to time reasonably request provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

Each Holder of Registrable Securities participating in a registration hereunder or each Participating Demand Holder, as applicable, agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (d) of this Section 3.5, such Holder of Registrable Securities or Participating Demand Holder will discontinue its disposition of Registrable Securities pursuant to the registration statement covering its Registrable Securities or Demand Shares, as applicable, until such Holder of Registrable Securities’ or Participating Demand Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (d) of this Section 3.5 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder of Registrable Securities’ or Participating Demand Holder’s possession of the prospectus covering such Registrable Securities or Demand Shares, as applicable, that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this

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Section 3.5 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities or Demand Shares, as applicable, covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (d) of this Section 3.5.

3.6.       Registration Expenses.

(a)         Except as otherwise set forth herein, the Company shall pay all Expenses with respect to any registration of Registrable Securities or Demand Shares, as applicable, pursuant to this Agreement.

(b)         Notwithstanding the foregoing, (i) the provisions of this Section 3.6 shall be deemed amended to the extent necessary to cause these expense provisions to comply with United States “blue sky” laws of each state in which the offering is made and (ii) in connection with any registration hereunder, the Holders of Registrable Securities participating in the registration or Participating Demand Holders, as applicable, shall pay all Selling Expenses, other underwriting discounts and commissions, all fees of counsel to the Holders of Registrable Securities (except the reasonable fees and disbursements of Investors’ Counsel, whose fees and disbursements shall be paid by the Company) and any transfer taxes, attributable to the sale of their Registrable Securities or Demand Shares, as applicable.

3.7.       Certain Limitations on Registration Rights.  In the case of a registration under Sections 3.1 or 3.3, pursuant to an underwritten offering, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to such underwriting agreement and no Holder of Registrable Securities or Participating Demand Holder, as applicable, may participate in such registration unless such Holder of Registrable Securities or Participating Demand Holder, as applicable, (i) agrees to sell its securities on the basis provided therein and completes and executes all customary agreements, questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Holder of Registrable Securities’ or Participating Demand Holder’s securities.

3.8.       Limitations on Sale or Distribution of Other Securities.

(a)         Each Holder of Registrable Securities or Participating Demand Holder, as applicable, and the Company agrees that, to the extent requested in writing by a managing underwriter of the IPO effected by the Company for its own account, such Holder of Registrable Securities or Participating Demand Holder, as applicable, will not sell transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company or any securities of the Company held by such Holder of Registrable Securities or Participating Demand Holder, as applicable, (other than as part of such IPO) during the time period reasonably requested by the

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managing underwriter, which period shall not exceed 90 days (or 180 days if required by the managing underwriter) or such shorter period as the Company or any executive officer or director of the Company shall agree to (the “Lock-up Period”); provided that such lock up is conditioned upon all Holders of Registrable Securities then holding 1% or more of the outstanding Shares and all directors and officers of the Company agreeing to substantially similar restrictions (each Holder of Registrable Securities to have the same terms unless otherwise agreed by each of the Holders of Registrable Securities) and also provided that in the event that any such shareholder is released from such lock up wholly or partly (notice of such release to be given by the underwriters and/or the Company to all Holders of Registrable Securities at least five (5) Business Days in advance) all Holders of Registrable Securities shall at the time of such release automatically be released to the same extent (for the avoidance of doubt, if, for example, 50% of the holding of a shareholder is released, 50% of the shares of each Holder of Registrable Securities are also so released).

(b)         Notwithstanding anything in this Agreement to the contrary, each Holder of Registrable Securities who is actively employed by the Company or any of its subsidiaries at any time during the period commencing on the date hereof and ending on the date of any underwritten offering, acknowledges and agrees that he/she may be subject to a black-out period of longer duration than that applicable to the Investors in respect of such underwritten offering. If requested by the managing underwriter or underwriters of any such underwritten offering, such holders shall execute a separate agreement to the foregoing effect.

(c)         Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit Goldman Sachs or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

(d)         Notwithstanding anything to the contrary set forth in this Agreement, the restrictions contained in this Section 3.8 shall not apply to Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock acquired by Goldman Sachs or any of its Affiliate or any New Investor following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on behalf of the Company in an underwritten public offering.

3.9.       No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder of Registrable Securities or Participating Demand Holder, as applicable, to sell any Registrable Securities or Demand Shares, as applicable, pursuant to any effective registration statement.

3.10.     Indemnification.

(a)        In the event of any registration of any securities of the Company under the Securities Act, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities participating in a registration and each Participating Demand Holder, as applicable, its directors, officers, fiduciaries, investment advisors, employees, shareholders, members or general and limited partners (and the directors, officers, fiduciaries, investment advisors, employees, shareholders, members or general and

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limited partners thereof), each other Person who participates as a seller of Registrable Securities or Demand Shares, as applicable, (and its directors, officers, fiduciaries, employees, shareholders, members or general and limited partners), underwriter or Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, shareholder, fiduciary, investment advisor, managing director, agent, affiliate, consultant, representative, successor, assign or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls the relevant Holder of Registrable Securities or Participating Demand Holder, as applicable, or any such underwriter or Qualified Independent Underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (including, without limitation, as a result of any Holder of Registrable Securities participating in the registration or Participating Demand Holder being named an underwriter or a deemed underwriter), (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (including, without limitation, as a result of any Holder of Registrable Securities participating in the registration or Participating Demand Holder being named an underwriter or a deemed underwriter), or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein (including, without limitation, as a result of any Holder of Registrable Securities participating in the registration or Participating Demand Holder being named an underwriter or a deemed underwriter), or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus, or in any documents incorporated by reference in any of the foregoing, or in any information conveyed to any purchaser, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and

20

reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such indemnified party.

(b)         Each Holder of Registrable Securities participating in a registration under Section 3.1 and each Participating Demand Holder participating in a registration under Section 3.3 (and, if the Company so requires as a condition to including any Registrable Securities or Demand Shares, as applicable, in any registration statement filed in accordance with Section 3.1 or 3.3, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 3.10) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, shareholders, fiduciaries, managing directors, agents, affiliates, consultants, representatives, successors, assigns or general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement to any of the foregoing, or any free writing prospectus utilized in connection therewith, or any documents incorporated by reference in any of the foregoing, or in any information conveyed by the Company to any purchaser, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder of Registrable Securities or Participating Demand Holder, as applicable, or, solely with respect to any indemnification by any underwriter or Qualified Independent Underwriter, by such underwriter or Qualified Independent Underwriter, if any, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any Holder of Registrable Securities or Participating Demand Holder, as applicable, shall be required to pay pursuant to this Section 3.10(b) and Sections 3.10(c) and (e) shall in no case be greater than the amount of the net proceeds received by such Holder of Registrable Securities or Participating Demand Holder, as applicable, upon the sale of the Registrable Securities or Demand shares, as applicable, pursuant to the registration statement giving rise to such Claim. The Company, each Holder of Registrable Securities and each Participating Demand Holder, as applicable, hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by any Holder of Registrable Securities or Participating Demand Holder, as applicable, with respect to itself to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto or any free writing prospectus, or any documents incorporated by reference in any of the foregoing, or in any information conveyed to any purchaser, are statements specifically relating to (a) the beneficial ownership of shares of Common Stock by such Participating Demand Holder or Holder of Registrable Securities, as applicable, and its Affiliates and (b) the name and address of such Participating Demand Holder or Holder of Registrable Securities. If any additional information about a Participating Demand Holder or Holder of Registrable Securities or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then the relevant Holder of Registrable Securities or Participating Demand Holder, as applicable, shall not

21

unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of any securities by any Participating Demand Holder or Holder of Registrable Securities, as applicable.

(c)         Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 3.10 (with appropriate modifications) shall be given by the Company and each Participating Demand Holder or Holder of Registrable Securities participating in a registration, as applicable, with respect to any required registration or other qualification of securities under any applicable securities and United States state “blue sky” laws.

(d)         Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.10, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 3.10. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying Parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified Parties in each jurisdiction, except to the extent any indemnified party or Parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional

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release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)         If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 3.10(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The Parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 3.10(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 3.10(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 3.10(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 3.10(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities or Demand Shares, as applicable, in the offering to which the losses, claims, damages or liabilities of the indemnified Parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 3.10 (b) and (c).

(f)         The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities or Demand Shares, as applicable, by any such party.

(g)         The indemnification and contribution required by this Section 3.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

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(h)         To the extent that any Investor or any of its Affiliates is deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or otherwise, the Company agrees that (1) the indemnification and contribution provisions contained in this Agreement shall be applicable to the benefit of such Investor or its Affiliates in its role as deemed underwriter in addition to its capacity as a Holder of Registrable Securities and (2) such Investor and its Affiliates shall be entitled to conduct such activities which it would normally conduct in connection with satisfying its “due diligence” defense as an underwriter in connection with an offering of securities registered under the Securities Act, including conducting due diligence and the receipt of customary opinions and comfort letters.

3.11.       Information by Holder of Registrable Securities or Participating Demand Holders. Each Participating Demand Holder or Holder of Registrable Securities, as applicable, to be included in any registration shall furnish to the Company such written information regarding such Holder of Registrable Securities or Participating Demand Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

3.12.       Non-U.S. Listing. Notwithstanding anything to the contrary contained herein, any and all references in this Agreement to the SEC, registration of securities, effectiveness of a registration statement, a registration statement, a SEC form, the Exchange Act, the Securities Act or independent public accountants, shall be construed to include, mutatis mutandis, as applicable, any applicable Non-U.S. Regulatory Agency or applicable Non-U.S. Securities Laws, as the context may require.

4.           Underwritten Offerings.

(a)          In the case of a registration pursuant to Sections 3.1 and 3.3, if the Company shall have determined to enter into an underwriting agreement in connection therewith, each Participating Demand Holder or Holder of Registrable Securities participating in such registration, as applicable, shall be subject to such underwriting agreement. Any Participating Demand Holder or Holder of Registrable Securities participating in the registration, as applicable, may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters shall also be made to and for its benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Demand Holder or Holder of Registrable Securities; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by any Participating Demand Holder or Holder of Registrable Securities, as applicable, for inclusion in the registration statement. No Participating Demand Holder or Holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Demand Holder or Holder of Registrable Securities, as applicable, its ownership of and title to the Registrable Securities or Demand Shares, as applicable; and any liability of a Participating Demand Holder or Holder of Registrable Securities, as applicable, to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its

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representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

5.           General.

5.1.       Adjustments Affecting Registrable Securities.  The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Stock that would adversely affect the ability of a Holder of Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares of Common Stock (or, if a subdivision is not possible under Dutch law, an issuance of additional shares pro rata to all shareholders payable out of the Company’s share premium reserves, or a stock dividend, or an increase in the par value of the Company’s shares followed by a subdivision) if in the reasonable judgment of the Manager of the offering in respect of a registration hereunder, such subdivision (or equivalent capital reorganization as referred to above) would enhance the marketability of the Registrable Securities and if such action is consistent with the interests of the Company. Each Holder of Registrable Securities agrees with the Company (and not with any other Investor) to vote all of its shares of capital stock in a manner, and to take all other reasonable actions necessary, to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Company’s Articles of Association in order to increase the number of authorized shares of capital stock of the Company or otherwise to effect the relevant capital reorganization as described above, and entering into notarial deeds of issuance as necessary to effect the above transactions. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, demerger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

5.2.       Rule 144 and Rule 144A.  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or Common Stock Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will use best efforts to timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales by such Holder of Registrable Securities under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or

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regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder of Registrable Securities a written statement as to whether it has complied with such requirements.

5.3.       Nominees for Beneficial Owners.  If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

5.4.       No Inconsistent Agreements; Consent to Registration; Amendment and Waiver.  The rights granted to any Holder of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. This Agreement may be modified, amended or waived by an agreement between the Company and the Majority Holders of Registrable Securities; provided that (i) any amendment, modification or waiver that would, by its terms be materially adverse to the rights, benefits and obligations of any Investor relative to the other Investors shall require the prior written consent of such Investor; (ii) no amendment, modification or waiver shall be made to Section 3.10 without the consent of all Investors, (iii) no amendment, modification or waiver shall be made to Section 3.8(c) without the prior written consent of Goldman Sachs, and (iv) no amendment, modification or waiver shall be made to Section 3.8(a) or Section 3.8(d) without the prior written consent of Goldman Sachs and all the New Investors. Except as set forth in the preceding sentence, the Company will not, without the consent of the Majority Holders of Registrable Securities, in future grant any registration rights to any Person which rank senior to the rights of the Holders of Registrable Securities hereunder. Notwithstanding anything in this Section to the contrary, this Section 5.4 may not be amended without the prior written consent of all of the Investors.

5.5.       Governing Law, Jurisdiction and Other Procedural Matters.

(a)         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws.

(b)         The Company and each of the Investors agree that any litigation arising out of or relating to this Agreement shall be brought in any federal or state court located in the State of New York in New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation. A final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that service of process by mail is permitted by applicable law, each of the Company and each Investor irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.

(c)         The Company irrevocably appoints Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attn: James R. Tanenbaum, as its authorized agent

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upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company, by the person serving the same to the address provided in Section 5.6, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)         Each of the Company and each Investor irrevocably agrees not to assert (a) any objection that it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of New York in New York County and (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

(e)         Each of the Company and each Investor waives any right to a trial by jury, to the extent lawful, and agrees that any of them may file a copy of this Section 5.5 with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any litigation whatsoever between and among them relating to this Agreement or the transactions contemplated hereby.

5.6.       Injunctive Relief.  It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

5.7.       Notices.  Any notice, declaration or other communication required or authorized to be given by any Party under this Agreement shall be in writing (and shall be deemed to have been duly given upon receipt) and shall be personally delivered, sent by facsimile transmission (with a copy by ordinary mail in either case) or dispatched by courier addressed to the relevant Party at the address stated below or such other address as shall be specified by such Party by notice to all other Parties in accordance with the provisions of this Section 7.

Addresses for the purposes of this section are as follows:

If to the Company:

Mobileye N.V.

Krooswijkhof 89

1082 PB Amsterdam

The Netherlands

Attention: Mrs. Vivian Fransman

Facsimile: 31-203-790101

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With a copy to:

Mobileye Vision Technologies Ltd.

R.M.P.E House, P.O. Box 45157

Har-Hotzvim, Jerusalem 91450

ISRAEL

Attention: Ziv Aviram

Facsimile: (972-2) 541 7300

and to (which shall not constitute notice to the Company):

Van Campen Liem

J.J. Viottastraat 52

1071 JT Amsterdam

The Netherlands

Attention: Thomas W. Mitchell, Esq.

Facsimile: +31(0) 20 760 1699

and to (which shall not constitute notice to the Company):

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: James R. Tanenbaum

Facsimile: 212.488.7900

If to the Investors:

As set forth in Schedule A hereto

6.          Entire Agreement.  This Agreement hereby expresses the entire agreement between the Parties with respect to the subject matter of this Agreement and cancels and supersedes all previous representations, agreements, negotiations, understanding, offers and all other correspondence between the Parties, whether in writing or orally, relating solely or primarily to the subject matter of this Agreement.

7.          Miscellaneous.

7.1.       Nothing in this Agreement or in any document referred to in it shall constitute any of the Parties hereto a partner of the other, nor shall the execution, completion and implementation of this Agreement confer on any Party any power to bind or impose any obligations to any third Parties on the other Party or to pledge the credit of the other Party.

7.2.       The provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors, transferees of Registrable Securities and administrators of the Parties hereto.

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7.3.       If any provision of this Agreement is held to be unenforceable, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

7.4.       This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which constitute one and the same instrument.

7.5.       The Parties hereto agree to execute documents and perform such further acts as may be necessary to bring this Agreement into full force and effect.

7.6.       The headings of paragraphs herein are for convenient reference only and shall in no way affect the meaning of this Agreement.

7.7.       The failure or delay of any Party hereto at any time or times to require performance of any provisions hereof shall in no manner affect this right at a later time. No waiver by any Party hereto of a breach of any term contained in this Agreement, in any one or more instance, shall be deemed or construed as a further or continuing waiver of any such breach or a waiver of a breach of any other term.

7.8.       In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Articles of Association of the Company, the terms of this Agreement shall prevail as among the Parties hereto.

7.9.       Except as otherwise specifically provided, each Party hereto shall bear its own expenses (including legal fees) in connection with this Agreement and the performance thereof.

[Signature Page Follows]

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The Parties have duly executed this Agreement as of the date set forth in the Preamble.

MOBILEYE N.V.

/s/ Vivian Fransman
By: Vivian Fransman
Title: Managing Director

Investor Signature Pages Follow Schedule A

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